UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2018

Date of Report (Date of earliest event reported)

_____________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On September 21, 2018, the Company held its 2018 Annual Meeting of Stockholders.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing three Class I Directors to hold office until the 2021 Annual Meeting of Stockholders, (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2019, (iii) acting upon a proposal to approve the adoption of the SigmaTron International, Inc. 2018 Non-Employee Director Restricted Stock Plan (the “Director Plan”), (iv) providing approval, on an advisory basis, of compensation of the Company’s named Executive Officers (as used in the Company’s Proxy Statement filed on EDGAR on August 17, 2018, and initially mailed to stockholders on that date ( the “2018 Proxy Statement”)) and (v) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation.  Each holder of common stock was entitled to one vote for each share held on the record date.

The following individuals were elected as Class I Directors to hold office until the 2021 Annual Meeting of Stockholders: Linda K. Frauendorfer, Bruce J. Mantia and Thomas W. Rieck.  The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominees were as follows:

Nominee	For	Against / Withheld	Broker Non-Votes

Linda K. Frauendorfer	1,749,533	294,128	1,680,181

Bruce J. Mantia	1,950,749	92,912	1,680,181

Thomas W. Rieck	2,019,571	24,090	1,680,181

The following persons are directors of the Company whose current term extends beyond the 2018 Annual Meeting of Stockholders:  Barry R. Horek, Paul J. Plante, Gary R. Fairhead and Dilip S. Vyas.  There was no solicitation in opposition to management’s nominees for directors.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2019.  A total of 3,690,169 shares were cast for such ratification, 19,952 shares were voted against, 13,721 shares were abstained, and there were 0 shares represented by broker non-votes with respect to such ratification.

The stockholders voted to approve the adoption of the Director Plan, a summary of which was included in the 2018 Proxy Statement, which summary is incorporated herein by reference.  A copy of the Director Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The previously mentioned summary of the Director Plan is only a summary of the Director Plan, and in the event of any inconsistencies between such summary and the Director Plan, the Director Plan shall control.  A total of 1,888,248 shares were cast for such adoption, 125,196 shares voted against/withheld, 30,217 shares abstained and there were 1,680,181 represented by broker non-votes with respect to such adoption.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named Executive Officers.  A total of 1,844,499 shares were cast for such approval, 168,208 shares voted against/withheld, 30,954 shares abstained and there were 1,680,181 shares represented by broker non-votes with respect to such approval.

The stockholders voted to provide, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every year.  A total of 1,050,767 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 36,176 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 930,889 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years and 25,829 shares abstained with respect to such votes and there were 1,680,181 shares represented by broker non-votes with respect to such recommendation.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

Exhibit 10.1SigmaTron International, Inc. 2018 Non-Employee Director Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer